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                                                                     EXHIBIT 4.5





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                          CRESTAR FINANCIAL CORPORATION


                                       TO


                                 CHEMICAL BANK,

                                     Trustee





                            ------------------------


                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of July 1, 1992

                                       TO

                                    INDENTURE

                          Dated as of February 1, 1985


                            ------------------------


                                  $125,000,000

                       8 1/4% Subordinated Notes Due 2002



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         THIRD SUPPLEMENTAL INDENTURE, dated as of July 1, 1992, to INDENTURE
(the "Original Indenture"), dated as of February 1, 1985, between CRESTAR FINANCIAL CORPORATION, formerly known as United Virginia Bankshares Incorporated, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the "Company"), and CHEMICAL BANK, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                                 AND THE TRUSTEE

         The Company and the Trustee are parties to the Original Indenture relating to the issuance from time to time by the Company of any of its Securities on terms to be specified at the time of issuance.

         The Company and the Trustee have heretofore entered into a First Supplemental Indenture (the "First Supplemental Indenture"), dated as of March 1, 1986, to the Original Indenture, and a Second Supplemental Indenture dated as of September 1, 1986. (The Original Indenture as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture is referred to herein as the "Indenture.")

         The Company has duly authorized the creation of an issue of its 8 1/4% Subordinated Notes due July 15, 2002 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and the Company and the Trustee wish to modify certain provisions of the Indenture. To provide for the foregoing, the Company has duly authorized the execution and delivery of this Third Supplemental Indenture.

         Under Sections 901(5) and 901(7) of the Indenture, the Company, when authorized by a Board Resolution, and the Trustee may, without the consent of the Holders, enter into one or more indentures supplemental to the Indenture for the purposes, respectively, of

         (i) changing or eliminating any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

         (ii) establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

The changes effected herein shall become effective prior to the issuance of the Notes and no series of Securities created prior to the date hereof shall be affected by these changes.

         The Company, pursuant to the foregoing authority, proposes in and by this Third Supplemental Indenture to amend the Indenture in certain respect to Securities of any series created after the date hereof.


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         The entry into the Third Supplemental Indenture by the parties hereto is in all respects authorized by the Indenture and all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with its terms have been done.

         NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof created after the date hereof, as follows:

                                  ARTICLE ONE

                           Amendments to the Indenture

Section 1.1       Amendments to Section 101.

         Section 101 of the Indenture is amended to add new definitions thereto, in the appropriate alphabetical sequence as follows:

                  "Depositary" means, with respect to the Securities of any series issuable or issued in the form of a Global Security, a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall in either case be designated by the Company pursuant to Sections 301 and 305 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

                  "Global Security or Securities" means one or more fully registered Securities in global form evidencing all or part of a series of Securities issued to the Depositary for such series or its nominee or registered in the name of the Depositary or its nominee.

Section 1.2       Amendments to Section 104.

         Section 104 of the Indenture is amended to add new paragraphs (e) and
(f) to the end thereof as follows:

                           (e) Without limiting the generality of the foregoing, unless otherwise specified pursuant to Section 301 or pursuant to one or more indentures supplemental hereto, a Holder, including a Depositary that is the Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or


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                  taken by Holders, and a Depositary that is the Holder of a
                  Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depositary's standing instructions and customary practices.

                           (f) The Trustee shall fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by a Depositary entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.3       Amendments to Section 201.

         Section 201 of the Indenture is amended to add the parenthetical "(including global form)" immediately after the word "form" in the second line thereof.

Section 1.4       New Section 203.

         The Indenture is amended to add a new Section 203 as follows:

                  SECTION 203. Securities in Global Form.

                           If any Security of a series is issuable in global
                  form, such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Security. Any instructions by the Company with respect to a Security in global form, after its initial issuance, shall be in writing but need not comply with Section 102.


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Section 1.5       Amendment to Section 301.

         Section 301 of the Indenture is amended to redesignate paragraph (13) thereof as paragraph (14), and to add new paragraph (13) as follows:

                           (13) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, the Depositary for such Global Security or Securities; and

Section 1.6       Amendments to Section 303.

         Section 303 of the Indenture is amended to add the following new paragraph as the final paragraph thereof:

                           If the Company shall establish pursuant to Section
                  301 that the Securities of a series are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Global Securities that
                  (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet canceled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and
                  (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

Section 1.7       Amendments to Section 305.

         Section 305 of the Indenture is hereby amended to:

         (a) add the parenthetical "(except Global Securities)" immediately following the word "series" in the second line of the third paragraph thereof; and

         (b) add the following new paragraphs as the final paragraphs thereof:

                           Notwithstanding any other provision of this Section
                  305, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a


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                  nominee of such Depositary to such Depositary or another
                  nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

                           If at any time the Depositary for the Securities of a
                  series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of a series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

                           The Company may at any time and in its sole
                  discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series, in exchange for such Global Security or Securities.

                           If specified by the Company pursuant to Section 301
                  with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

                                    (i)      to the Person specified by such
                           Depositary a new Security or Securities of the same series, of any authorized denomination as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and


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                                    (ii)     to such Depositary a new Global
                           Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to Clause (i) above.

                           Upon the exchange of a Global Security for Securities
                  in definitive registered form, in authorized denominations, such Global Security shall be canceled by the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 305 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

Section 1.8       Amendment to Section 308.

         Section 308 of the Indenture is amended to add a new paragraph as the last paragraph thereof as follows:

                           None of the Company, the Trustee, any Paying Agent or
                  the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 1.9       Amendment to Section 1107.

         Section 1107 of the Indenture is hereby amended to add the following immediately following the final word of the sentence comprising such Section:

                  , except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security or Securities in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.


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                                   ARTICLE TWO

                                    The Notes

Section 2.1       Title and Terms.

         The aggregate principal amount of the Securities (the "Notes") which may be authenticated and delivered under this Third Supplemental Indenture is limited to $125,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306 or 906 of the Indenture.

         The Notes shall be known and designated as the Company's "8 1/4% Subordinated Notes Due 2002." Their Stated Maturity shall be July 15, 2002, and they shall bear interest at the annual rate of 8 1/4% from July 15, 1992 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on January 15 and July 15 in each year until the principal thereof is paid or duly provided for.

         Pursuant to Section 301 of the Indenture, the Notes shall be issued in whole in the form of a Global Security and the Depositary for the Notes shall be The Depository Trust Company.

         The interest so payable on any January 15 or July 15 will, subject to certain exceptions provided in the Indenture, be paid (i) in the case of all Notes represented by one or more Global Securities registered in the name of a Depositary or its nominee, to such Depositary or such nominee for the account of the beneficial owners of the Notes as reflected on the records of such Depositary or such nominee or its participants and (ii) in the case of any Notes issued in definitive certificated form, to the persons in whose names such certificated Notes are registered, in each case, to the person in whose name the
Note is registered at the close of business on the December 31 or June 30, as the case may be, next preceding such January 15 or July 15 and may, at the option of the Company, be paid by check mailed to the registered address of such person.

         The principal of and interest on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the City of Richmond, Virginia and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note Register.

         The Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Fifteen of the Indenture.


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                                  ARTICLE THREE

                                  Miscellaneous

Section 3.1       Table of Contents.

         The Table of Contents to the Indenture is hereby amended to reflect the additions and deletions described in this Third Supplemental Indenture.

Section 3.2       Effect of Third Supplemental Indenture.

         The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and the Third Supplemental Indenture shall be read, taken and construed as one and the same instrument. Upon the execution of this Third Supplemental Indenture, the Indenture shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders of all Notes shall thereafter be determined, exercised and enforced under the Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of this Third Supplemental Indenture shall be, and be deemed to be, part of the terms and conditions of the Indenture for any and all purposes; provided, however, that nothing contained in this Third Supplemental Indenture shall affect or apply to any series of Securities outstanding prior to the date hereof (including Securities authenticated and delivered upon registration or transfer of such outstanding Securities, or in exchange therefor, or in lieu thereof).

Section 3.3       Successors and Assigns.

         All covenants and agreements in this Third Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.4       Separability Clause.

         In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.5       Benefits of Supplemental Indenture.

         Nothing in this Third Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

Section 3.6       Definitions.

         All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.


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Section 3.7       Counterparts.

         This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.8       Trustee Not Responsible for Recitals.

         The Trustee has executed this Third Supplemental Indenture only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals herein contained which shall be taken to be statements of the Company, and the Trustee makes no representation and shall have no responsibility for, and in respect of, the validity or sufficiency of this Third Supplemental Indenture or the execution hereof by the Company.

Section 3.9       Governing Law.

         This Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, provided that the rights, duties, standard of care and immunities of the Trustee in connection with the administration of its duties hereunder shall be governed by the laws of the State of New York.

Section 3.10      Acceptance of the Trust.

         The Trustee accepts the trusts created by the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this Third Supplemental Indenture.


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         IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.



[SEAL]                              CRESTAR FINANCIAL CORPORATION



                                    By:
                                       -----------------------------------------
                                       Its Vice Chairman of the Board
Attest:




----------------------------------
Its Senior Vice President,
     Deputy General Counsel
     and Assistant Secretary

[SEAL]                              CHEMICAL BANK, AS TRUSTEE



                                    By:
                                       -----------------------------------------
                                       Its
                                          --------------------------------------
Attest:




----------------------------------
Its
   -------------------------------


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